Exhibit 10.2
EMPLOYMENT AGREEMENT
TERMINATION AGREEMENT
This EMPLOYMENT AGREEMENT TERMINATION AGREEMENT (this “Agreement”), dated as of the ___ day of April, 2013, is entered into by and between The Wet Seal, Inc., a Delaware corporation (the “Company”), and Steven H. Benrubi (“Executive”).
WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of August 3, 2010 (the “Employment Agreement”);
WHEREAS, the Company and Executive desire to terminate the Employment Agreement as of the date hereof.
NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:
1.Termination. The Employment Agreement is terminated effective as of the date hereof. The Executive’s employment with the Company is intended to continue on an “at will” basis after the date of this Agreement.
2.    Survival of Obligations. Except for the obligation under the Employment Agreement to pay base compensation pursuant to Section 3 that was due, and not paid, prior to the date hereof, and the stock option and restricted stock awards granted pursuant to Sections 3.3 and 3.4, no covenants, terms or conditions of the Employment Agreement shall survive the termination specified in paragraph 1 above.
3.    Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the State of California, without giving effect to its principles of conflicts of laws.
4.    Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other electronic means each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
THE WET SEAL, INC.

By:
Name:
Title:

EXECUTIVE:

/s/ Steven H. Benrubi
Steven H. Benrubi